Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                               EMCOR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
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1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials:

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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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

                               [GRAPHIC OMITTED]
                                         KNOWLEDGE IN ACTION(TM)


                                EMCOR GROUP, INC.
                                301 Merritt Seven
                           Norwalk, Connecticut 06851


                              --------------------
                            NOTICE OF ANNUAL MEETING
                              --------------------


To the Stockholders of EMCOR Group, Inc.

         The Annual Meeting of Stockholders of EMCOR Group, Inc. (the "Company") will be held in the Central Park Room, The Drake Swissotel, 440 Park Avenue, New York, New York, on Thursday, June 10, 2004 at 10:00 A.M. (local time) for the following purposes:

         1. To elect seven directors to serve until the next annual meeting and until their successors are duly elected and qualified.

         2. To ratify the appointment of Ernst & Young LLP as independent auditors for 2004.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on April 15, 2004 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

         YOUR ATTENTION IS RESPECTFULLY DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                        By Order of the Board of Directors


                                        Sheldon I. Cammaker
                                        SECRETARY

Norwalk, Connecticut
April 27, 2004

                               [GRAPHIC OMITTED]
                                         KNOWLEDGE IN ACTION(TM)


                                EMCOR GROUP, INC.
                           -------------------------
                                 PROXY STATEMENT
                           -------------------------
          2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 10, 2004
                         ------------------------------


         The enclosed proxy is solicited by the Board of Directors of EMCOR Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M. (local time) on Thursday, June 10, 2004 in the Central Park Room, The Drake Swissotel, 440 Park Avenue, New York, New York and at any adjournment or postponement of such meeting. The enclosed proxy may be revoked at any time before it is exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by duly executing a proxy bearing a later date and presenting it to the Secretary of the Company, or by attending the Annual Meeting and voting in person. Unless otherwise specified, the proxies from holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), will be voted in favor of each proposal set forth in the Notice of Annual Meeting.

         As of April 15, 2004, the Company had outstanding 15,135,157 shares of Common Stock. Only stockholders of record of Common Stock at the close of business on April 15, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder to one vote at the Annual Meeting. The mailing address of the principal executive office of the Company is 301 Merritt Seven, Norwalk, Connecticut 06851, and the approximate date on which this Proxy Statement and the accompanying proxy are being first sent or given to stockholders is April 27, 2004.

         The Common Stock was the only voting security of the Company outstanding and entitled to vote on the Record Date. The holders of record of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary for the election of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of independent auditors to audit the accounts of the Company and its subsidiaries. With respect to an abstention from voting on any matter and broker "non-votes", the shares will be considered present and entitled to vote at the Annual Meeting for purposes of determining a quorum. Abstentions will have the effect of a vote against any proposal brought before the meeting, but will not have an effect on the election of Directors. A broker "non-vote" occurs if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal. Accordingly, broker "non-votes" will be disregarded and will have no effect on the outcome of the vote on that proposal.

                              CORPORATE GOVERNANCE

         The Company has a long history of good corporate governance practices that has greatly aided its long-term success. The Board of Directors of the Company and management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to stockholders. During the past year the Company has modified its corporate governance practices to comply with the new corporate governance listing standards of the New York Stock Exchange and recently adopted rules and regulations of the Securities and Exchange Commission. In particular, the Board of Directors has:

         o    adopted  Corporate  Governance   Guidelines,   which  provide  the
              framework for the governance of the Company;

         o adopted categorical Standards for Determining Director Independence, under which six of the seven directors of the Company are independent; the seventh being Mr. Frank T. MacInnis, Chairman of the Board, Chief Executive Officer and President of the Company;

         o redesignated the Corporate Governance Committee of the Board of Directors as the Nominating and Corporate Governance Committee (the "Corporate Governance Committee") and adopted a new charter for this Committee setting forth its purpose and responsibilities; the Corporate Governance Committee has, among other things, adopted a formal policy for consideration of candidates for Board membership, including those proposed by stockholders;

         o adopted new charters for the Audit Committee and the Compensation and Personnel Committee (the "Compensation Committee") of the Board of Directors setting forth the purpose and responsibilities of each such Committee;

         o instituted executive sessions of the Board of Directors, whereby non-management directors meet without any Company representatives present at the beginning of each regularly scheduled meeting of the Board; the chairpersons of the Audit Committee, Compensation Committee and Corporate Governance Committee rotate presiding over those sessions;

         o amended the Company's Standards of Conduct to revise it and make it applicable to all directors, officers and employees of the Company and its subsidiaries and designate it as the Code of Business Conduct and Ethics; in addition, the Board of Directors has adopted a separate Code of Ethics for the Company's chief executive officer and senior financial officers which imposes additional ethical obligations upon them; and

         o instituted a formal process for stockholders and other interested persons to communicate with one or more members of the Board of Directors.

         The Audit Committee Charter is attached as Appendix A to this proxy statement and the categorical Standards for Determining Director Independence are attached as Appendix B to this proxy statement. Copies of these documents, as well as the charters of the Compensation Committee and the Corporate Governance Committee, the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, Code of Ethics for the Company's chief executive officer and senior financial officers and other corporate governance materials, may be obtained at the Company's web-site at www.emcorgroup.com or by writing to the Company at 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary.

         COMMUNICATION WITH DIRECTORS. The Board of Directors has adopted a process by which stockholders and other interested persons may communicate with members of the Board of Directors as a group, or with one or more members of the Board (including non-management directors as a group), by writing to them c/o EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, Attention:
Corporate Secretary. Such communications will be forwarded to the individuals addressed. In addition, communications may be sent to the non-management directors as a group by e-mail to nonmanagementdirectors@emcorgroup.com or to the entire Board of Directors by e-mail to alldirectors@emcorgroup.com

                       ELECTION OF DIRECTORS (PROPOSAL 1)

         At the Annual Meeting, seven directors are to be elected by the holders of Common Stock to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Certain information concerning the nominees for election at the Annual Meeting is set forth below. Each nominee is presently a director of the Company. While the Board of Directors has no reason to believe that any of those named as a nominee for election to the Board will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other nominees in the discretion of the persons acting pursuant to the proxy.

         FRANK T. MACINNIS, Age 57. Mr. MacInnis has been Chairman of the Board and Chief Executive Officer of the Company since April 1994 and President of the Company since February 26, 2004. He also served as President of the Company from April 1994 to April 1997. From April 1990 to April 1994, Mr. MacInnis was President and Chief Executive Officer, and from August 1990 to April 1994 was Chairman of the Board, of Comstock Group Inc., a nationwide electrical contracting company. From 1986 to April 1990 Mr. MacInnis served as Senior Vice President and Chief Financial Officer of Comstock Group Inc. In addition, from 1986 to April 1994, Mr. MacInnis was also President of Spie Group Inc., which has or had interests in Comstock Group Inc., Spie Construction Inc., a Canadian pipeline construction company, and Spie Horizontal Drilling Inc., a United States company engaged in underground drilling for pipelines and communications cable. Mr. MacInnis is also a director of The Williams Companies, Inc. and ITT Industries, Inc.

         STEPHEN W. BERSHAD, Age 62. Mr. Bershad has been Chairman of the Board and Chief Executive Officer for more than the past five years of Axsys Technologies, Inc., a manufacturer of precision components and systems for high technology markets. He has been a director of the Company since December 15, 1994.

         DAVID A.B. BROWN, Age 60. Mr. Brown has been President of The Windsor Group, a management consulting firm of which he is a co-founder, for more than the past five years. He has been a director of the Company since December 15, 1994. Mr. Brown is also a director of Layne-Christensen Corp., Mission Resources Inc., Pride International, Inc. and NS Group, Inc.

         LARRY J. BUMP, Age 64. Mr. Bump, a private investor, has been Chairman of the Board since 1981 of Willbros Group, Inc., an international engineering and construction company. From 1977 to 1980, he was President and Chief Operating Officer of Willbros Group, Inc. and from 1980 until 2002, when he retired, he was President and Chief Executive Officer of that company. Mr. Bump has been a director of the Company since February 27, 2003.

         ALBERT FRIED, JR., Age 74. Mr. Fried has been Managing Member of Albert Fried & Company, LLC, a broker/dealer and member of the New York Stock Exchange, since 1955. He has been a director of the Company since December 15, 1994.

         RICHARD F. HAMM, JR., Age 44. Mr. Hamm has been Deputy General Counsel and a Vice President of Medtronic, Inc., a medical technology company since April 2002. From July 2000 to April 2002 he was Vice President, Corporate Development & Planning of Carlson Companies, Inc. ("Carlson"), a global travel, hospitality and marketing services company, and was Vice President, Corporate Strategic Development & Acquisitions of Carlson from January 1999 to June 2000. From January 1997 to December 1998 he was Senior Vice President, Legal and Business Development of Tropicana Products, Inc. ("Tropicana"), a manufacturer of fruit juices, and Vice President and General Counsel of Tropicana from June 1993 to January 1997. Mr. Hamm has been a director of the Company since June 19, 1998. He is also a director of Axsys Technologies, Inc.

         MICHAEL T. YONKER, Age 61. For more than nine years prior to his retirement in June 1998, Mr. Yonker was President and Chief Executive Officer of Portec, Inc., a diversified industrial products company with operations in the construction equipment, materials handling and railroad products industries. He has been a director of the Company since October 25, 2002. Mr. Yonker is also a director of Modine Manufacturing Company and Woodward Governor Company.

                            INDEPENDENCE OF DIRECTORS

         In order to assist the Board in determining the independence of each director, the Board of Directors has adopted categorical Standards for Determining Director Independence, a copy of which is attached to this proxy statement as Appendix B. To be considered independent the Board must affirmatively determine that the director has no material relationship with the Company.

         The Board of Directors has determined that six of its seven directors, including all members of the Audit, Compensation and Corporate Governance Committees are "independent" as defined by the listing standards of the New York Stock Exchange, and all applicable rules and regulations of the Securities and Exchange Commission and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. These six directors are: Stephen W. Bershad, David A. B. Brown, Larry J. Bump, Albert Fried, Jr., Richard F. Hamm, Jr. and Michael T. Yonker. The seventh director, Frank T. MacInnis, is Chairman of the Board, Chief Executive Officer and President of the Company.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors met nine times during 2003, and Committees of the Board held 12 meetings during 2003. Each director attended 100% of the meetings of the Board and Committees on which he served while the director was a member. As provided in the Company's Corporate Governance Guidelines, each director is expected to attend all Annual Meetings of Stockholders, and each director attended the 2003 Annual Meeting of Stockholders.

         The Company's Board of Directors has standing Audit, Compensation and Corporate Governance Committees. The members and the principal responsibilities of these committees are as follows:

         The Audit Committee, comprised of Messrs. Bershad, Brown, Bump and Hamm, among other things, is responsible for engaging, subject to ratification by stockholders, overseeing, and discharging, the independent auditors for the Company, setting their fees, reviewing the scope and audit procedures of the independent auditors, approving their audit and permitted non-audit services, reviewing with management and the independent auditors annual and quarter-annual financial statements, receiving periodic reports from the independent auditors and management regarding the auditors' independence, meeting with the Company's management and independent auditors on matters relating to, among other things, major issues regarding accounting principles and practices and financial statement presentation, the Company's risk assessment and risk management policies and major risk exposures, and the adequacy of the Company's internal audit controls, and reviewing the Company's internal auditing and accounting personnel.

         The Audit Committee met four times during 2003. The Board of Directors has determined that each of the members of the Audit Committee, Messrs. Bershad, Brown, Bump, and Hamm, are "audit committee financial experts", within the meaning of the rules of the Securities and Exchange Commission. Mr. Brown, the chairperson of the Audit Committee, serves on the audit committees of more than three public companies. The Board has determined that this simultaneous service will not impair Mr. Brown's ability to effectively serve on the Company's Audit Committee.

         The Compensation Committee, comprised of Messrs. Bershad, Bump, Fried and Yonker, oversees the evaluation of the Company's management and reviews and advises the Board of Directors with respect to the qualifications of individuals identified as candidates for positions as the Company's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and General Counsel and for the position of chief executive officer of each subsidiary of the Company whose proposed annual base salary is $400,000 or more. It also reviews and approves corporate goals and objectives relevant to compensation for the Chief Executive Officer, evaluates his performance in light of those goals and objectives and, together with the other independent directors, has sole authority to determine his compensation level based on this evaluation. The Compensation Committee also is responsible for reviewing and approving, based on proposals made by the Chief Executive Officer, compensation for the other executive officers of the Company as well as the compensation of other officers and employees of the Company and each subsidiary whose proposed annual base salary is $400,000 or more and for approving, together with the other independent directors, any employment, severance or similar contracts for the executive officers of the Company and other officers and employees of the Company and each subsidiary whose annual base salary is $400,000 or more. The Compensation Committee also makes recommendations to the Board of Directors with respect to incentive compensation and equity-based plans for officers and other employees of the Company, administers the 1994 Management Stock Option Plan, the Executive Stock Bonus Plan, the 2003 Management Stock Incentive Plan, and the Key Executive Incentive Bonus Plan and reviews executive development plans. During 2003, the Compensation Committee held four meetings.

         The Corporate Governance Committee, comprised of Messrs. Brown, Fried, Hamm and Yonker, is charged with leading the search for individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board and set forth in the Company's Corporate Governance Guidelines; recommending to the Board nominees for election to the Board; developing and overseeing an annual self-evaluation process for the Board and its committees; making recommendations with respect to corporate governance guidelines, compensation and benefits for non-employee directors and matters relating to Board members' retirement and removal, the number, function and membership of Board committees, and directors and officer liability insurance and indemnity agreements between the Company and officers and directors. During 2003, the Corporate Governance Committee held four meetings.

                     RECOMMENDATIONS FOR DIRECTOR CANDIDATES

         The Corporate Governance Committee will consider recommendations for candidates for Board membership suggested by Committee members, other Board members and stockholders. A stockholder who wishes the Corporate Governance Committee to consider his/her recommendations for nominees for the position of director should submit his/her recommendations in writing to the Corporate Governance Committee in care of Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, together with whatever supporting material the stockholder considers appropriate. The material, at a minimum, should include such background and biographical material as will enable the Corporate Governance Committee to make an initial determination as to whether the prospective nominee satisfies the criteria for directors set out in the Company's Corporate Governance Guidelines. The Corporate Governance Guidelines are available at the Company's website at www.emcorgroup.com. A stockholder may also nominate director candidates by complying with the Company's bylaw provisions discussed below under "Other Matters--Stockholder Proposals."

         If the Corporate Governance Committee identifies a need to replace a current member of the Board of Directors, to fill a vacancy in the Board, or to expand the size of the Board, the process to be followed by the Committee to identify and evaluate candidates includes (a) consideration of those individuals recommended by stockholders as candidates for Board membership and those individuals recommended in response to requests for recommendations made of Board members and others, including those suggested by third party executive search firms retained by the Committee, from time to time, (b) meetings from time to time to evaluate biographical information and background material relating to candidates, and (c) interviews of selected candidates by members of the Committee.

         As provided in the Company's Corporate Governance Guidelines, in its assessment of each potential candidate, the Corporate Governance Committee is to consider the candidate's achievements in his or her personal career, experience, wisdom, integrity, ability to make independent analytical inquiries, and understanding of the business environment. The Corporate Governance Committee will also take into account the willingness of a candidate to devote adequate time to Board duties. The Corporate Governance Committee may also consider any other relevant factors that it may from time to time deem appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of all prospective nominees.

                              DIRECTOR COMPENSATION

         The annual retainer for each director who is not an employee of the Company or any subsidiary ("non-employee director") for 2003 was $40,000 payable in options to purchase shares of Common Stock. Accordingly, in January 2003, each non-employee director then on the Board was granted options to purchase 3,327 shares of Common Stock at $54.73 per share, the fair market value of a share of Common

Stock on the grant date. Mr. Bump, who was elected a director in February 2003, received on the date of his election, in respect of his 2003 retainer, an option grant to purchase 3,327 shares of Common Stock at $48.15 per share, the fair market value of a share of Common Stock on the grant date. All "retainer options" vest during the course of the calendar year in which they are granted and have a five-year term. In addition, upon his election as a director in February 2003, Mr. Bump was granted an additional option to purchase 3,000 shares of Common Stock at $48.15 (the fair market value on the grant date) pursuant to the Company's 1995 Non-Employee Directors' Non-Qualified Stock Option Plan and a supplemental option grant outside of such plan for 2,000 shares of Common Stock at $48.15 (the fair market value on the grant date), which grants were comparable to those made to the other directors when they were re-elected to the Board in June 2002. The options granted to Mr. Bump for 5,000 shares of Common Stock became fully exercisable as of the date of grant and have a term of ten years. In addition, pursuant to the terms of the Company's 2003 Non-Employee Directors' Non-Qualified Stock Option Plan, each non-employee director, upon his election in 2003 as a director at the 2003 Annual Meeting of Stockholders, was granted an option to purchase 5,000 shares of Common Stock at $52.78 per share, the fair market value of a share of Common Stock on the grant date; all of these options became fully exercisable as of the date of grant and have a term of ten years.

         Each non-employee director also is entitled to fees payable in cash for attending meetings of the Board of Directors, fees for attending meetings of committees of the Board upon which he serves and fees for acting as Chairman of a committee of the Board. The fee for participating in a Board meeting is $1,500, other than a telephonic meeting of the Board in which case the fee is $750; the fee for participating in a meeting of the Compensation Committee and the Corporate Governance Committee is $1,000, other than a telephonic meeting in which case the fee is $750; and the annual fee for acting as a Chairman of each such Committee is $3,000. In addition, the fee each member of the Audit Committee receives for attending Audit Committee meetings is $1,000 except for meetings of the Audit Committee at which the financial statements included in the Company's Forms 10-K and Forms 10-Q are reviewed in which case the meeting fee is $1,500 and except for a telephonic meeting in which case the meeting fee is $750. The annual fee for acting as Chairman of the Audit Committee is $4,000.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth as of April 15, 2004 certain information regarding beneficial ownership of the Common Stock by each person or group known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock.
                                                Amount and Nature        Percent
Name and Address of Beneficial Owner         of Beneficial Ownership      Owned
--------------------------------------------------------------------------------
The TCW Group, Inc. ......................         1,970,115(1)           13.0%
  86 South Figueroa Street
  LOS ANGELES, CALIFORNIA 90017

FMR Corp .................................         1,927,312(2)           12.7%
  82 Devonshire Street
  Boston, Massachusetts 02109

Mac-Per-Wolf Company .....................         1,759,370(3)           11.6%
  310 S. Michigan Avenue
  Suite 2500
  Chicago, Illinois
    and
Janus Small Cap Value Fund
  100 Fillmore Street
  Denver, Colorado 80206

----------------------------
(1) Based on a Schedule 13G Information Statement filed by The TCW Group, Inc. ("TCW") on behalf of the TCW Business Unit, which consists of TCW and its direct and indirect subsidiaries. The Schedule 13G discloses that the TCW Business Unit has shared power to vote or direct the vote of 1,803,515 of such shares and has shared power to dispose or to direct the disposition of 1,970,115 shares.

(2) Based on a Schedule 13G Information Statement filed by FMR Corp. ("FMR"), Edward C. Johnson, 3rd ("Mr. Johnson") and Abigail P. Johnson (collectively, the "Reporting Persons"). The Schedule 13G Information Statement discloses that the Reporting Persons own beneficially 1,927,312 shares of Common Stock, have sole power to vote or to direct the vote of 47,240 of such shares, sole power to dispose or to direct the disposition of the 1,927,312 shares, and the interest of Fidelity Low Price Stock Fund in such shares amounted to 1,499,072 shares. The Schedule 13G also discloses that Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR and an investment adviser, is the beneficial owner of 1,880,412 of such 1,927,312 shares as a result of acting as investment adviser to various investment companies, including Fidelity Low Price Fund, and that Mr. Johnson, Chairman of FMR, and FMR, through its control of Fidelity and certain investment companies, each has sole power to dispose of the 1,880,412 shares, that neither FMR nor Mr. Johnson has sole power to vote or direct the voting of such 1,880,412 shares, that Fidelity Management Trust Company ("FMT"), a subsidiary of FMR, is the beneficial owner of 22,000 of such 1,927,312 shares of Common Stock, that Mr. Johnson and FMR, through its control of FMT, each has sole dispositive power over the 22,000 shares and sole power to vote or to direct the voting of such 22,000 shares, and that Fidelity International Limited, which is an affiliate of FMR and Mr. Johnson, and an investment adviser, has sole power to vote and sole power to dispose of 24,900 of such 1,927,312 shares.

(3) Based on a Schedule 13G Information Statement filed by Mac-Per-Wolf Company ("MPW") and Janus Small Cap Value Fund ("Janus"). The Schedule 13G discloses that MPW is filing on behalf of its two subsidiaries, PWMCO, LLC and Perkins, Wolf, McDonald and Company (collectively, "Perkins Wolf"), that Perkins Wolf furnishes investment advice to various investment companies and to individual and institutional clients, including Janus, that MPW has sole voting power of such 1,759,370 shares and sole dispositive power of such shares and that Janus has sole voting power of 1,134,100 of such shares and sole dispositive power of 1,134,100 of such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of April 15, 2004 certain information regarding the beneficial ownership of the Common Stock by each of the Company's directors, its Chief Executive Officer, each of the other four most highly compensated executive officers of the Company, and all its directors and executive officers as a group, for the fiscal year ended December 31, 2003. Except as otherwise noted, to the Company's knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his name.

                                                        Amount and Nature of
Name of Beneficial Owner                               Beneficial Ownership(1)         Percent
------------------------                               -----------------------         -------
Frank T. MacInnis ..................................           694,148(2)                4.4
Stephen W. Bershad .................................            64,492(3)                 *
David A.B. Brown ...................................            36,890(3)                 *
Larry J. Bump ......................................            15,465(3)                 *
Albert Fried, Jr. ..................................            53,390(3)                 *
Richard F. Hamm, Jr. ...............................            35,890(3)                 *
Michael T. Yonker ..................................            16,898(3)                 *
Jeffrey M. Levy ....................................           208,712(2)                1.4
Sheldon I. Cammaker ................................           142,376(2)                 *
Leicle E. Chesser ..................................           163,866(2)                1.1
R. Kevin Matz ......................................            96,362(2)                 *
All directors and executive officers as a group ....         1,604,107(4)                9.6

-------------------------------------
*     Represents less than 1%.

(1) The information contained in the table reflects "beneficial ownership" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. All percentages set forth in this table have been rounded.

(2) Includes in the case of Mr. MacInnis 629,454 shares, in the case of Mr. Levy 189,984 shares, in the case of Mr. Cammaker 128,249 shares, in the case of Mr. Chesser 143,249 shares, and in the case of Mr. Matz 84,331 shares, that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to the Company's stock option plans and programs. Also includes in the case of Mr. MacInnis 38,054 shares, in the case of Mr. Levy 13,148 shares, in the case of Mr. Cammaker 10,120 shares, in the case of Mr. Chesser 13,915 shares, and in the case of Mr. Matz 9,526 shares, to be issued in respect of stock units granted under the Company's Executive Stock Bonus Plan described below (the "Stock Bonus Plan") in the notes to "Summary Compensation Table" under "Executive Compensation."

(3) Includes in the case of Mr. Bershad 49,492 shares, in the case of Mr. Brown 35,890 shares, in the case of Mr. Bump 15,465 shares, in the case of Mr. Fried 38,890 shares, in the case of Mr. Hamm 35,890 shares, and in the case of Mr. Yonker 16,898 shares, that may be acquired upon exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to the Company's stock options plans and programs for non-employee directors.

(4) Includes 1,437,351 shares that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to the Company's stock options plans and programs and 91,536 shares to be issued in respect of stock units granted under the Stock Bonus Plan.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following Summary Compensation Table sets forth the compensation awarded to, earned by or paid to, each of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "named executive officers") during the fiscal years ended December 31, 2003, 2002 and 2001 for services rendered in all capacities to the Company and its subsidiaries. For information regarding employment agreements of the named executive officers, see "Employment Contracts and Termination of Employment and Change of Control Arrangements" below.

                           SUMMARY COMPENSATION TABLE
================================================================================

                                                      Annual                           Long Term
                                                   Compensation                  Compensation Awards(3)
                                   -------------------------------------------------------------------------
                                                                                              Number of
                                                                                 Restricted  Securities
                                                                    Other Annual    Stock    Underlying   All Other
                                                           Bonus    Compensation    Award     Options/  Compensation
                                             Salary         (1)          (2)         (4)       SARs(5)       (6)
Name and Principal Position         Year       ($)          ($)          ($)         ($)         (#)         ($)
----------------------              -----    ------       ------     ----------- ----------  ----------- ----------
Frank T. MacInnis .............     2003     800,000     317,638       23,778     117,638      55,443     30,242
  Chairman of the Board and         2002     800,000     992,608       29,624     367,608      56,800     30,242
  Chief Executive Officer           2001     775,000     992,602       13,586     367,602      75,600      8,700

Jeffrey M. Levy ...............     2003     525,000           0       10,634           0      29,108     13,367
  President and                     2002     525,000     660,893       12,371      82,330      30,000     13,367
  Chief Operating Officer(7)        2001     510,000     731,699       12,073      91,170      48,200      8,700

Sheldon I. Cammaker ...........     2003     410,000     236,043       36,709      29,409      17,049     25,123
  Executive Vice President and      2002     410,000     405,963       37,189      50,576      17,500     25,123
  General Counsel and Secretary     2001     400,000     377,636       18,325      47,045      35,900      8,700

Leicle E. Chesser .............     2003     410,000     245,885       23,129      48,524      17,049     24,459
  Executive Vice President and      2002     410,000     473,870       26,324      93,513      17,500     24,459
  Chief Financial Officer           2001     400,000     447,069       15,764      88,250      35,900      8,700

R. Kevin Matz .................     2003     315,000     221,245       30,938      34,784      12,475     11,072
  Senior Vice President--           2002     300,000     341,937       23,982      52,237      12,800     11,072
  Shared Services                   2001     260,000     314,177       16,980      48,019      24,000      8,700

------------------------------------------
(1) The amounts reported under "Bonus" include the value of units that correspond to shares of Common Stock mandatorily deferred and credited to each named executive officer's account under the Company's Executive Stock Bonus Plan (the "Stock Bonus Plan"). Pursuant to the Stock Bonus Plan, 25% of the annual bonus earned by each named executive officer is automatically credited to him in the form of units that will subsequently be converted into Common Stock at a 15% discount from the fair market value of Common Stock as of the date the annual bonus is determined. The units are to be converted into shares of Common Stock and delivered to the executive officer on the earliest of (i) the first business day immediately following the day upon which the Company releases to the public generally its results in respect of the fourth quarter of the third year following the year in respect of which such units were issued, (ii) the executive officer's termination of employment for any reason or (iii) immediately prior to a "change of control" (as defined in the Stock Bonus
      Plan). Dividend equivalents are credited in the form of additional units (at a 15% discount) at the same rate as dividends are paid to all stockholders. The portion of the amount reported under "Bonus" for 2003, 2002, and 2001, respectively, associated with mandatory deferrals under the Stock Bonus Plan for each named executive officer is as follows: Frank
      T.  MacInnis--$117,638,   $367,708  and  $367,602;  Jeffrey  M.  Levy--$0,
      $205,893  and  $227,949;   Sheldon  I.  Cammaker--$73,543,   $126,463  and
      $117,636; Leicle E. Chesser--$80,885,  $155,870 and $147,069; and R. Kevin
      Matz--$72,245, $108,837 and $99,977.

(2) The personal benefits provided to the named executive officers did not exceed the disclosure threshold established by the Securities and Exchange Commission pursuant to applicable rules. Figures represent amounts reimbursed for the payment of taxes upon certain fringe benefits.

(3) The column specified by Item 402 (b) of Regulation S-K of the Securities and Exchange Commission to report Long-Term Incentive Plan Payouts has been excluded because the Company has no long-term incentive compensation plan and has not had any such plan during any portion of fiscal years 2003, 2002 and 2001.

(4) The amounts reported under "Restricted Stock Award" for 2003, 2002 and 2001 represent the value of units that correspond to shares of Common Stock voluntarily deferred and credited to a named executive officer's account under the Stock Bonus Plan. Pursuant to the Stock Bonus Plan, each named executive officer is permitted at his election to cause all or part of his annual bonus not mandatorily deferred under the Stock Bonus Plan to be credited to him in the form of units that will subsequently be converted into Common Stock at a 15% discount from the fair market value of Common Stock as of the date the annual bonus is determined. Any voluntary deferral election under the Stock Bonus Plan must be made at least six months prior to the end of the calendar year in respect of which the bonus will be payable. These units are to be converted into shares of Common Stock and delivered to the executive officer on the earliest of (i) the date elected by the executive officer but in no event earlier than the first business day immediately following the day upon which the Company releases to the public generally its results in respect of the fourth quarter of the third calendar year following the year in respect of which such units were issued, (ii) the executive officer's termination of employment for any reason, or (iii) immediately prior to a "change of control." Dividend equivalents are credited in the form of additional units (at a 15% discount) at the same rate as dividends are paid to all stockholders. The total holdings of shares of Common Stock represented by the aforementioned units, including units granted in 2004 in respect of 2003, and the aggregate market value of such underlying shares as of December 31, 2003 ($43.90 per share) for each of the named executive officers was as follows: Frank T. MacInnis--38,054 shares, $1,670,571; Jeffrey M. Levy--13,148 shares, $577,197; Sheldon I. Cammaker--10,120 shares, $444,268; Leicle E. Chesser--13,915 shares, $610,869; R. Kevin Matz--9,526 shares, $418,191.

(5) The awards set forth in this column are of stock options only. The Company did not award stock appreciation rights.

(6) The amounts reported in this column include insurance premiums paid by the Company during 2003 with respect to term life insurance for the benefit of each named executive officer, matching contributions made by the Company under the 401(k) part of the Company's Retirement and Savings Plan, a defined contribution profit sharing plan, during 2003 for the account of each named executive officer, and contributions to be paid during 2004 in respect of 2003 by the Company pursuant to the retirement account part of the Company's Retirement and Savings Plan for the account of each named executive officer.

(7) Mr. Levy resigned as President and Chief Operating Officer of the Company on February 26, 2004.


STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The following table sets forth certain information concerning certain grants to the named executive officers of stock options during fiscal 2003. As indicated under the Summary Compensation Table above, the Company did not grant stock appreciation rights ("SARs") of any kind.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          Grant Date
                                               Individual Grants                             Value
                             ---------------------------------------------------------     ----------
                            Number of    % of Total
                           Securities      Options
                           Underlying     Granted to     Exercise or                       Grant Date
                             Options     Employees in    Base Price      Expiration          Present
                           Granted#(1)    Fiscal Year     ($/Sh)(2)         Date           Value($)(3)
                           ----------    ------------    ----------   ----------------     ----------
Frank T. MacInnis .....       55,443           36%         $54.73      January 2, 2013     $1,712,743
Jeffrey M. Levy .......       29,108           19%         $54.73      January 2, 2013     $  899,203
Sheldon I. Cammaker ...       17,049           11%         $54.73      January 2, 2013     $  526,677
Leicle E. Chesser .....       17,049           11%         $54.73      January 2, 2013     $  526,677
R. Kevin Matz .........       12,475            8%         $54.73      January 2, 2013     $  385,377

-------------------------------------------
(1) The options referred to in this table have a ten-year term and are exercisable as follows: one-fourth on the grant date, one-fourth on the first anniversary of the grant date, one-fourth on the second anniversary of the grant date and one-fourth on the last business day of the calendar year immediately preceding the third anniversary of the grant date.

(2) The stock option exercise price for a share of Common Stock is the fair market value of a share of Common Stock on the date of grant. No SARs, performance units or other instruments were granted in tandem with the stock options reported herein.

(3) Present value was calculated using the Black-Scholes option-pricing model which involves an extrapolation of future price levels based solely on past performance. The present value as of the date of grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, dividend yield, stock price volatility, and exercise dates. In calculating the present value as of the date of grant of the options reported in the table, the Company assumed an interest rate of 4.07% per annum, an annual dividend yield of zero, volatility of 38.40%, and an exercise date at the end of contractual term in 2013. There is no assurance that these assumptions will prove to be true in the future. The actual value, if any, that may be realized by each individual will depend on the future market price of the Common Stock and cannot be forecasted accurately by application of an option-pricing model.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth certain information concerning unexercised options to purchase Common Stock held at the end of fiscal year 2003 by the named executive officers. None of the named executive officers exercised any options during fiscal year 2003. No named executive officer holds any SARs.

                   AGGREGATED OPTION EXERCISES FISCAL 2003 AND
                       FISCAL 2003 YEAR-END OPTION VALUES

                                                                                Value of Unexercised
                                                         Number of Unexercised      In-the-Money
                                                              Options at             Options at
                                 Shares        Value          FY-End (#)            FY-End ($)(1)
                               Acquired on   Realized        Exercisable/           Exercisable/
Name                          Exercise (#)      ($)          Unexercisable          Unexercisable
-----                          ----------     ------      ------------------      ----------------
Frank T. MacInnis .........       None          --          582,861/69,982         $14,790,070/$--
Jeffrey M. Levy ...........       None          --          165,477/36,831          $3,457,690/$--
Sheldon I. Cammaker .......       None          --          113,913/21,536          $2,378,030/$--
Leicle E. Chesser .........       None          --          128,913/21,536          $2,959,580/$--
R. Kevin Matz .............       None          --           73,519/15,756          $1,171,460/$--

------------------------------
(1) For purposes of this column, value is calculated based on the aggregate amount of the excess of $43.90 (the closing price of the Common Stock as reported on the New York Stock Exchange on December 31, 2003) over the relevant exercise price for a share of Common Stock with respect to the options.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE OF CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

         The Company has an employment agreement made as of January 1, 2002 with Frank T. MacInnis providing for his employment as Chief Executive Officer of the Company through December 31, 2004. Mr. MacInnis' employment agreement provides that the term of employment will automatically be extended for successive one-year periods unless the Company or he gives written notice not to extend at least six months prior to the end of the initial term or any extended term of the employment agreement. However, following the date of a Change of Control (as defined in his employment agreement), the term of Mr. MacInnis' employment shall be for a period of three years from such date. Under Mr. MacInnis' employment agreement, the Company is also to use its best efforts to ensure his election as Chairman of the Board of Directors of the Company.

         Pursuant to the terms of his employment agreement, Mr. MacInnis is to receive an annual base salary of $820,000 for 2004. Mr. MacInnis also is entitled to receive an annual bonus, which is to be determined with reference to a target bonus and based upon factors agreed upon annually by him and the Compensation Committee; provided that Mr. MacInnis' annual target bonus may not be less than $800,000. Under the terms of his employment agreement, Mr. MacInnis also received an option on January 2, 2004 to purchase 74,129 shares of Common Stock at $43.83 per share, the fair market value of a share of Common Stock on the grant date. The option has a ten-year term and is exercisable as follows: one-fourth on or after the grant date, one-fourth on or after the first anniversary of the grant date, one-fourth on or after the second anniversary of the grant date and one-fourth on or after the last business day of the calendar year immediately preceding the third anniversary of the grant date.

         Under the terms of his employment agreement, Mr. MacInnis also has been provided with certain benefits customarily accorded to the Company's executive officers. These benefits include $870 per month for the leasing of an automobile and the cost of a lease capital reduction payment; maintenance and insurance on his automobile; reimbursement for initiation fees and monthly dues for membership in a club suitable for entertaining clients of the Company; life insurance in an amount equal to approximately twice his annual salary times the number of full or partial calendar years that remain prior to the expiration of his employment agreement; all legal expenses incurred by Mr. MacInnis in connection with his employment agreement; and the cost of any increased tax liability to him caused by receipt of those fringe benefits.

         If, during the term of his employment agreement, Mr. MacInnis' employment is terminated by the Company other than for Cause (as defined in his employment agreement) or he terminates his employment for Good Reason (as defined in his employment agreement), he will be entitled to receive a cash payment equal to the sum of (i) the greater of (A) his base salary at the highest annual rate in effect during his term of employment for the period from the date of termination through December 31, 2004 or (B) two times his base salary at its then current annual rate and (ii) the greater of (A) his target bonus for the calendar year in which the termination takes place multiplied by the number of full or partial calendar years remaining from the date of termination through December 31, 2004 and (B) two times his target bonus for the calendar year in which the termination occurs; however, in the event of a termination following a Change of Control (as defined in his employment agreement), the factor of two in clauses (i)(B) and (ii)(B) above will be increased to three. In addition, Mr. MacInnis will be entitled to receive all unpaid amounts in respect of his bonus for any calendar year ended before the date of termination and an amount equal to his target bonus for the calendar year in which the termination takes place multiplied by a fraction, the numerator of which is the number of days in the calendar year in which the termination occurs and the denominator of which is 365.

         The Company also has employment agreements made as of January 1, 2002 with Sheldon I. Cammaker providing for his employment as Executive Vice President and General Counsel of the Company through December 31, 2004, with Leicle E. Chesser providing for his employment as Executive Vice President and Chief Financial Officer of the Company through December 31, 2004, and with R. Kevin Matz providing for his employment as Senior Vice President, Shared Services of the Company through December 31, 2004. Each such employment agreement provides that the term of employment will automatically be extended for successive one-year periods unless the Company or the officer gives written notice not to extend at least six months prior to the end of the initial term or any extended term of the employment agreement. However, following the date of a Change of Control (as defined in their respective employment agreements), the terms of their respective employment shall be for a period of three years from such date.

         Pursuant to the terms of their respective employment agreements, Mr. Cammaker is to receive an annual base salary of $420,000 for 2004, Mr. Chesser is to receive an annual base salary of $420,000 for 2004, and Mr. Matz is to receive an annual base salary of $340,000 for 2004. In addition, each of them is entitled to receive an annual cash bonus determined by the Compensation Committee, and under the terms of their respective employment agreements, Messrs. Cammaker and Chesser each received an option on January 2, 2004 to purchase 22,795 shares of Common Stock, and Mr. Matz received an option on January 2, 2004 to purchase 17,970 shares of Common Stock. Each option has a ten-year term and an exercise price of $43.83, the fair market value of a share of Common Stock on the grant date, and is exercisable as follows: one-fourth on or after the grant date, one-fourth on or after the first anniversary of the grant date, one-fourth on or after the second anniversary of the grant date and one-fourth on or after the last business day of the calendar year immediately preceding the third anniversary of the grant date.

         Under the terms of their employment agreements, Messrs. Cammaker, Chesser and Matz each have been provided with certain benefits customarily accorded to the Company's executive officers, including in Messrs. Cammaker's and Chesser's case, $870 per month, and in Mr. Matz' case, $700 per month, for leasing of an automobile and the cost of a lease capital reduction payment; maintenance and insurance on their respective automobiles; reimbursement for initiation fees and monthly dues for membership in a club suitable for entertaining clients of the Company; life insurance in an amount equal to approximately twice their respective annual salaries times the number of full or partial calendar years that remain prior to the expiration of their respective employment agreements; all legal expenses incurred by the executives in connection with their respective employment agreements; and the cost of any increased tax liability to them caused by receipt of those fringe benefits.

         If Messrs. Cammaker's, Chesser's or Matz' employment is terminated during the term of his respective employment agreement by the Company other than for Cause (as defined in his employment agreement), or if he terminates his employment for Good Reason (as defined in his employment agreement), he will be entitled to receive a cash payment generally equal to the sum of (i) two times his base salary at its then current annual rate and (ii) two times the highest bonus paid to him during his employment by the Company. However, in the event of a termination following a Change of Control (as defined in his employment agreement), the factor of two in clauses (i) and (ii) above will be increased to three. In addition, Messrs. Cammaker, Chesser and Matz each will be entitled to receive all unpaid amounts in respect of his bonus for any calendar year ended before the date of termination and an amount equal to the highest bonus paid to him during his employment by the Company multiplied by a fraction the numerator of which is the number of days in the calendar year in which the termination occurs and the denominator of which is 365.

         Mr. Levy resigned as President and Chief Operating Officer of the Company on February 26, 2004 and will continue as an employee of the Company through May 31, 2004. In connection with an agreement between him and the Company providing for the terms of his separation, Mr. Levy received a payment of $2,443,706, will be reimbursed for up to $70,000 to cover the costs of out-placement services, legal fees he incurred in connection with his separation agreement and certain office and secretarial expenses he may incur through May 31, 2004. In addition, Mr. Levy will continue to be paid through May 31, 2004 a salary at the monthly rate of $45,154 and will also be paid $150,000 as a bonus upon termination of his employment.

CONTINUITY AGREEMENTS

         Each of Messrs. MacInnis, Cammaker, Chesser and Matz (each referred to herein as an "Executive") is a party to a Continuity Agreement with the Company. The purpose of the Continuity Agreements is to retain the services of these Executives and to assure their continued productivity without disturbance in circumstances arising from the possibility or occurrence of a Change of Control of the Company. For purposes of these agreements a "Change of Control" means, in general, the occurrence of (i) the acquisition by a person or group of persons of 25% or more of the voting securities of the Company, (ii) the approval by the Company's stockholders of a merger, business combination or sale of the Company's assets, the result of which is that less than 65% of the voting securities of the resulting corporation is owned by the holders of the Common Stock prior to such transaction or (iii) the failure of Incumbent Directors (as defined in the Continuity Agreements) to constitute at least a majority of the Board of Directors of the Company during any two year period.

         Generally, no benefits are provided under the Continuity Agreements for any type of termination before a Change of Control, for termination after a Change of Control due to death, disability, any termination for Cause (as that term is defined in the Continuity Agreements) or for voluntary termination (other than for Good Reason) (as that term is defined in the Continuity Agreements).

         Each Continuity Agreement generally provides to the Executive a severance benefit if the Company terminates the Executive's employment without Cause or the Executive terminates his employment for Good Reason within two years following a Change of Control equal to the sum of three times (i) his base salary at the time of the Change of Control, (ii) the higher of (A) his bonus in respect of the year prior to the Change of Control and (B) the average of his bonuses for the three years prior to the Change of Control and (iii) the value of perquisites provided in respect of the year prior to the Change of Control. Other severance benefits include outplacement assistance and a continuance of insurance benefits for three years. The severance benefits under each Executive's Continuity Agreement are reduced by any severance benefits payable under such Executive's employment agreement.

         If all or any portion of the payments or benefits referred to in the preceding paragraphs under "Employment Agreements" and "Continuity Agreements" either alone or together with other payments and benefits which any of Messrs. MacInnis, Cammaker, Chesser or Matz receives or is then entitled to receive from the Company would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then such officer shall be entitled to such additional payments as may be necessary to ensure that the net after tax benefit of all such payments shall be equal to his respective net after tax benefit as if no excise tax had been imposed under
Section 4999 of the Code.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2003, the Compensation Committee was responsible for matters concerning executive compensation.

         Messrs. Bershad, Fried and Yonker, served as members of the Compensation Committee during all of 2003, and Mr. Bump has been serving as a member of the Compensation Committee since June 12, 2003. Mr. Hamm served as a member of the Compensation Committee from January 1, 2003 to June 12, 2003.

         No member of the Compensation Committee was at any time during 2003 a present or former officer or present employee of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates his performance in light of those goals and objectives, and, subject to the terms of any incentive compensation plan, together with the other independent directors, determines his compensation level (including salary, bonus, stock options and other benefits) based on this evaluation. The Compensation Committee also no less than annually reviews and determines, based on proposals made by the Company's Chief Executive Officer, compensation levels (including salary, bonus, stock options and other benefits) for each of the Company's other executive officers and other officers and employees of the Company and each of its subsidiaries whose proposed base salary is $400,000 or more. It also is responsible for approving, together with the other independent directors, any employment, severance or similar agreements with such individuals. The Compensation Committee also administers the Company's 1994 Management Stock Option Plan, the Executive Stock Bonus Plan, the 2003 Management Stock Incentive Plan, and the Key Executive Incentive Bonus Plan and is charged with making recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans for officers and other employees of the Company and its subsidiaries. The entire Board determines the amount, if any, of the Company's matching contributions under the 401(k) part of its Retirement and Savings Plan. While other compensation decisions generally are not submitted to the Board, it has the ultimate power and authority with respect to compensation matters.

         The members of the Compensation Committee reviewed salaries paid to the Company's executive officers for 2003, agreed with the executive officers that there would be no salary increases for 2003 and recommended to the Board of Directors for its approval their bonuses in respect of 2003.

         The Compensation Committee seeks to compensate executive officers at levels competitive with other companies in the same industry that are comparable in size to the Company and to motivate such executive officers by providing short-term rewards and long-term incentives based on individual and corporate performance. In making compensation decisions, the Compensation Committee periodically reviews information about the compensation paid or payable to officers of comparably sized public companies (both in the same and related businesses), the compensation recommendations of Mr. MacInnis, and reports from outside consultants. The Compensation Committee does not have target amounts of stock ownership for its executive officers.

         The key components of executive officer compensation are base salary, an annual bonus (a portion of which is payable in restricted stock units), and stock options. The Compensation Committee attempts to combine these components in such a way as to attract, motivate and retain key executives critical to the long-term success of the Company. A discussion of the various components of the executives' compensation for 2003 follows.

         BASE SALARY. Each executive officer received a base salary and has the potential for annual salary increases largely determined by reference to the salaries of executive officers holding comparable positions in companies of comparable size.

         BONUSES. Each executive officer was eligible for an annual bonus based upon both his individual performance and the Company's performance. For 2003, bonuses were awarded to the executive officers which took into account their performance, the Company's contractual obligations and the Company's performance. Under the terms of their respective employment agreements, Messrs. MacInnis and Levy were each entitled to a bonus for 2003 determined with reference to a target bonus (which may be greater or less than his actual bonus) and based upon factors agreed upon annually by the respective executive officer and the Compensation Committee. For 2003, Mr. MacInnis' target bonus was $1,000,000, and he received a bonus of $400,000, of which a portion was paid in restricted stock units, as described in footnotes 1 and 4 to the "Summary Compensation Table" in the section entitled "Executive Compensation-Summary of Cash and Certain Other Compensation," above. Mr. MacInnis' bonus was based upon several goals, including the Company's net income goal and completion and efficient integration of significant acquisitions, and upon an evaluation of his overall management performance, including policy formation and communication of corporate values. Pursuant to his employment agreement, during the term thereof Mr. MacInnis' annual target bonus may not be less than $800,000. For 2003, Mr. Levy's target bonus was $700,000, and he did not receive any bonus in respect of that year, inasmuch as the Company failed to achieve its operating income goal upon which his target bonus was based.

         STOCK OPTIONS. The Company's stock options are intended to provide executive officers with the promise of long-term rewards which appreciate in value with the positive performance of the Company. As previously reported, in 2003 each executive officer was granted stock options pursuant to the terms of his employment agreement.

         OTHER COMPENSATION. The executive officers also participate in the Retirement and Savings Plan as well as the medical, life and disability insurance plans available to all employees of the Company. In addition, under the terms of their respective employment agreements each of the executive officers is to receive life insurance in an amount approximately equal to twice his annual salary times the number of full or partial calendar years that remain prior to the expiration of his respective employment agreement.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The minimum compensation of Mr. MacInnis is provided for in his employment agreement described above. The basis for Mr. MacInnis' 2003 bonus is described earlier in this Report. As part of its evaluation, the Compensation Committee also considered a report by Mr. MacInnis on his activities and the Company's performance.

         SECTION 162(M). Section 162(m) of the Code provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the Chief Executive Officer and any of the other four most highly compensated executive officers whose compensation is required to be reported in the "Summary Compensation Table" is limited to $1,000,000 per officer, subject to certain exceptions. The Compensation Committee has taken, and intends to continue to take, such actions as are necessary to reduce, if not eliminate, the Company's non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Compensation Committee believes to be an important element of the Company's executive compensation program.


                                   By:  Compensation and Personnel Committee

                                        Stephen W. Bershad, Chairperson,
                                        Larry J. Bump
                                        Albert Fried, Jr.
                                        Michael T. Yonker

                                PERFORMANCE GRAPH

         The following performance graph compares the Company's total stockholder return on its Common Stock from January 1, 1999 to December 31, 2003 as compared to the Russell 2000 Index and the Dow Jones Heavy Construction Index.

         The following performance graph assumes $100 was invested on January 1, 1999 in Common Stock of the Company and in each of the indices and assumes reinvestment of all dividends.


            [DATA BELOW REPRESENTS LINE CHART IN THE PRINTED PIECE]

                             Russell           Dow Jones Heavy
              EMCOR        2000 Index        Construction Index
              -----        ----------        ------------------
1/1/99       100              100                  100
             106.59           94.5                 73.68
             139.15           108.19               97.89
             117.83           100.37               89.47
12/31/99     113.18           119.62               84.21
             120.54           127.76               67.37
             143.8            122.58               84.21
             161.24           123.56               84.21
12/31/00     158.14           114.59               92.63
             189.33           103.01               106.53
             224.19           114.53               125.91
             197.83           98.34                119.62
12/31/01     281.55           115.77               114.83
             359.69           117.96               122.83
             364.03           104.49               109.37
             308.22           82.47                87.18
12/31/02     328.74           90.79                94.3
             306.36           88.46                100.83
             305.86           108.15               106.46
             215.75           121.4                116.73
12/31/03     272.25           131.98               123.78


AUDIT COMMITTEE REPORT

         The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2003, included in the Company's annual report on Form 10-K for that year.

         The Audit Committee has reviewed and discussed these audited financial statements with management and the Company's independent auditors, Ernst & Young LLP.

         The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AUss.380).

         The Audit Committee has received the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with Ernst & Young LLP that firm's independence from the Company. The Audit Committee has also concluded that the provision to the Company by Ernst & Young LLP of audit and non-audit services, as described under the table of "Fees" in the Section entitled "Ratification of Appointment of Independent Auditors", is compatible with the independence of Ernst & Young LLP.

         Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.
                                          By:  Audit Committee

                                               David A. B. Brown, Chairman
                                               Stephen W. Bershad
                                               Larry J. Bump
                                               Richard F. Hamm, Jr.

        RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)

         The Audit Committee, which is comprised entirely of independent directors, has appointed Ernst & Young LLP, certified public accountants, as the Company's independent auditors for 2004, subject to ratification by stockholders and presents this selection to the stockholders for ratification. If the stockholders do not approve the appointment of Ernst & Young LLP, the solicitation of other independent auditors will be considered by the Audit Committee.

         Ernst & Young LLP has acted as the Company's independent auditors since May 14, 2002. On May 14, 2002 with the approval of the Board of Directors, the Audit Committee decided to no longer engage Arthur Andersen LLP as the Company's independent auditors and appointed Ernst & Young LLP as the Company's independent auditors for 2002.

         The reports of Arthur Andersen LLP on the Company's consolidated financial statements for 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During 2000 and 2001 and the period January 1, 2002 through May 14, 2002 (the "Interim Period"), there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction Arthur Andersen LLP, would have caused it to make reference thereto in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events, as such term is used in
Item 304(a)(1)(v) of Regulation S-K ("Regulation S-K") of the Securities and Exchange Commission.

         During 2000 and 2001 and the Interim Period, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events set forth in Items 304(a)(1)(iv) or (v) of Regulation S-K.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

FEES

         The aggregate fees for professional services rendered for the Company by Ernst & Young LLP for the years ended December 31, 2003 and 2002 were as follows:

         Services Provided                                   Fee Amount
--------------------------------------------------------------------------------
                                                         2003           2002
                                                         ----           ----
         Audit Fees(1) .............................. $1,850,000     $1,651,485
         Audit Related Fees(2) ...................... $  105,000     $   83,345
         Tax Fees(3) ................................ $  418,000     $  268,000
         All Other Fees(4) .......................... $  136,000     $   55,364
               Total ................................ $2,509,000     $2,061,194
--------------------------------------------------------------------------------

---------------------------------
(1) Fees in connection with the annual audit of the Company's annual financial statements, reviews of the financial statements included in the Company's quarterly reports on Form 10-Q, statutory audits, and for 2003 includes $20,000 in connection with the issuance of a consent with respect to a Registration Statement on Form S-8.

(2) Fees rendered for employee benefit plan audits and for 2003 includes $60,000 for consulting services related to the adoption of Section 404 of the Sarbanes-Oxley Act of 2002 and for 2002 includes $34,965 for due diligence services.

(3)   Fees  for  services  related  to  tax  compliance,   including  consulting
      services, the preparation of tax returns, tax planning and tax advice.

(4) For 2003 represents fees for Health Insurance Portability and Accountability Act compliance review and software subscriptions and for 2002 represents fees for valuation services relating to intangible assets.

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES

         The 2003 and 2002 audit and non-audit services provided by Ernst & Young LLP were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed by the Audit Committee to ensure compatibility with maintaining the auditors' independence.

         The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to those services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors' independence, including compliance with the rules and regulations of the Securities and Exchange Commission. The Chairperson of the Audit Committee may pre-approve permissible services that arise between Audit Committee meetings provided that the decision to pre-approve services is reported at the next scheduled Audit Committee meeting. However, approximately 14% of the 2003 Tax Fees referred to in the table above were not pre-approved by the Audit Committee prior to the rendering of the related services. Such fees represented less than 3% of total Ernst & Young LLP fees billed to the Company for 2003, and approval of the Audit Committee of such fees and services was obtained prior to the completion of the 2003 audit.

ADOPTION OF PROPOSAL NO. 2

         The Company believes that its best interests will be served by the approval of Proposal No. 2.

         Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of the Common Stock represented at the Annual Meeting and entitled to vote thereon.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2004.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and to furnish copies of such statements to the Company.

         To the Company's knowledge and based solely upon a review of such reports, during the fiscal year 2003 all such reports relating to share ownership were timely filed.

                                  OTHER MATTERS

         RELATED TRANSACTIONS. During 2003, the Company provided facilities services in the ordinary course of business to an affiliate of FMR Corp. FMR Corp. beneficially owned more than 5% of the outstanding shares of the Company Common Stock as of December 31, 2003. Such services were provided on substantially the same terms as those provided to unrelated third parties for comparable services.

         STOCKHOLDER PROPOSALS. Stockholders' proposals must be received by the Company at its headquarters in Norwalk, Connecticut on or before December 28, 2004 in order to be considered for inclusion in next year's Proxy Statement.

         The Company's bylaws set forth advance notice provisions and procedures to be followed by stockholders who wish to bring business before an annual meeting of stockholders or who wish to nominate candidates for election to the Board of Directors. A stockholder may propose business to be included in the agenda of an annual meeting only if written notice of such stockholder's intent is given to the Secretary of the Company, not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting, or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth  day prior to such annual  meeting and
(b) the tenth day following the date on which a public announcement of the date of such meeting is first made. Each such notice must set forth certain background and other information specified in the bylaws, including a description of the proposed business and the reasons for conducting such business at the annual meeting.

         A stockholder may nominate candidates for election to the Board of Directors at an annual meeting only if written notice of such stockholder's intent to make such nomination is given to the Secretary of the Company not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting, or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made. Each such notice must set forth certain background and other information specified in the bylaws.

         The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet to have a proposal included in the Company's proxy statement.

                                OTHER INFORMATION

         The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by certain officers and regular employees of the Company. D.F. King & Co., Inc. has been retained for solicitation of all brokers and nominees for a fee of $7,500, plus customary out-of-pocket expenses. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

         The Board of Directors is aware of no other matters that are to be presented to the stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

         UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER OF RECORD ON APRIL 15, 2004, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SUPPLIED WITHOUT CHARGE. REQUESTS SHOULD BE DIRECTED TO SHELDON I. CAMMAKER, SECRETARY, EMCOR GROUP, INC., 301 MERRITT SEVEN, NORWALK, CONNECTICUT 06851.



                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             SHELDON I. CAMMAKER
                                             SECRETARY

April 27, 2004

                                                                      Appendix A

                                EMCOR GROUP, INC.

                             AUDIT COMMITTEE CHARTER
Purpose

The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

The Audit Committee shall by comprised of three or more directors as determined by the Board. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the Company's annual proxy statement.

The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board to serve until their successors shall be duly elected and qualified. Audit Committee members may be replaced by the Board. Unless a Chairperson is appointed by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

MEETINGS

The Audit Committee shall meet at such places and as often as it determines, but not less frequently than quarterly. The Audit Committee shall periodically meet separately with management, the internal auditing department and the independent auditor to discuss any matters that the Audit Committee or any of these groups believes should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The presence in person of a majority of the Audit Committee members shall be necessary to constitute a quorum of the Audit Committee, provided that participation in a meeting by means of a telephone conference call or other communication medium allowing all members participating in the meeting to hear each other at the same time shall constitute presence in person.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services, internal control-related services, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit. The Audit


                                      -A-1-

Committee may delegate authority to one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have authority to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board, including with respect to any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, the performance of the internal audit function, and such other matters as are relevant to the Committee's discharging its responsibilities.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

         1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in the Form 10-K Management's Discussion and Analysis ("MDA"). Recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

         2. Review and discuss with management and the independent auditor the Company's quarterly financial statements including disclosures made in the MDA included in the Form 10-Q. Such discussion shall include the results of the independent auditor's review of the quarterly financial statements.

         3. Discuss with management and the independent auditor any major issues regarding accounting principles and financial statement presentation and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and special audit steps adopted in light of material control deficiencies.

         4. Review and discuss quarterly reports from the independent auditor on:

                  (a) all critical accounting policies and practices to be used;

                  (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

                  (c) other   material   written   communications   between  the
                      independent auditor and management, such as any management letter or schedule of unadjusted differences.

         5. Review and discuss with management (including the senior internal auditor) and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K.

         6. Discuss with management the Company's earnings press releases (including the use of "pro forma" or "adjusted" non-GAAP information) and financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.


                                      -A-2-

         7. Review and discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

         8. Discuss with management and the independent auditor the Company's guidelines and policies with respect to risk assessment and risk management, the Company's major financial risk exposures, and the steps management has taken to monitor and control such exposures.

         9. Discuss with independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered by it in the course of the audit work, any restrictions on its scope of activities or access to requested information, and any significant disagreements between it and management and management's response. Review with the independent auditor any accounting adjustments that were noted or proposed by it but were "passed" (as immaterial or otherwise); any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and any "management" or "internal control letter" issued, or proposed to be issued, by the independent auditor to the Company.

         10. Review the disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

         11. Review and evaluate the lead partner of the independent auditor team, taking into account the opinions of management and the Company's internal auditors.

         12. Obtain and review a report by the independent auditor at least annually describing (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

         13. Evaluate the qualifications, performance and independence of the independent auditor, including whether the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. This shall include review of a statement from the independent auditor consistent with Independence Standards Board Standard 1.

         14. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating independent auditing firms on a regular basis.

         15.   The Audit Committee shall present its conclusions with respect to
               the  independent   auditor's   qualifications,   performance  and
               independence to the Board.

         16. Set clear hiring policies for the Company's hiring of employees or former employees of the independent auditor. At a minimum these policies should provide that the independent auditor may not provide audit services to the Company if the chief executive officer, controller, chief financial officer, chief accounting officer or any other person serving in an equivalent capacity for the Company was employed by the independent auditor and participated in the audit of the Company within one year of the initiation of the current audit.

         17. Meet with the independent auditor prior to the annual audit to discuss the scope, planning and staffing of the audit.

                                      -A-3-

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

         18.   Review  the   appointment  and  replacement  of  senior  internal
               auditing personnel.

         19. Review the reports to management prepared by the internal auditing department and management's responses and review cooperation of the internal auditing department with the independent auditor.

         20. Discuss with the independent auditor and management, separately and collectively, the internal audit department responsibilities, budget and staffing.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

         21. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

         22. Obtain reports from management, the internal auditing department and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics.

         23.   Advise  the Board  with  respect to the  Company's  policies  and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

         24. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         25. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

         26. Review, at least on an annual basis with the Company's General Counsel any legal matter that may have significant impact on the Company's financial statements, the Company's compliance policies, and any material reports or inquiries received from regulators and governmental agencies.

         27. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review and evaluate its own performance.
Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.







                                      -A-4-

                                                                      Appendix B

                                EMCOR GROUP, INC.

                 STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

         It is the policy of the Board of Directors that a substantial majority of Directors be independent of the Company and of the Company's management. For a Director to be deemed "independent," the Board shall affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an entity that has a relationship with the Company). This determination shall be disclosed in the proxy statement for each annual meeting of the Company's stockholders. In making this determination, the Board shall apply the following standards:

         o A Director who is an employee, or whose immediate family member is an executive officer, of the Company shall not be deemed independent until three years after the end of such employment relationship.

         o A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), shall not be deemed independent until three years after he or she ceases to receive more than $100,000 in such compensation.

         o A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company shall not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

         o A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's current executive officers serve on that company's compensation committee shall not be deemed independent until three years after the end of such service or the employment relationship.

         o A Director who is a significant equity holder, an executive officer, general partner, or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of any entity that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year of such entity, exceeds 2% of such other entity's consolidated gross revenues, shall not be deemed independent until three years after falling below such threshold.

         o A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of an entity to which the Company was indebted at the end of the Company's fiscal year in an aggregate amount in excess of 2% of the Company's total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

         o A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or partner, of an entity which was indebted to the Company at the end of such entity's fiscal year in an aggregate amount in excess of 2% of such entity's total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

         o A Director who is, or whose immediate family member is, an executive officer (or who serves in a comparable position) of a tax-exempt entity that receives significant contributions (i.e. more than $200,000 or more than 2% of the annual contributions received by the entity in a single fiscal year of the tax-exempt entity, whichever amount is lower) from the Company, any executive officer

                                      -B-1-
              or any immediate family member of an executive officer shall not be deemed independent until three years after falling below such threshold, unless such contributions were approved in advance by the Board of Directors.

         For purposes of these Guidelines, the term:

         o "immediate family" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) sharing a person's home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

         o "Company" includes any parent or subsidiary in a consolidated group with the Company.

         o "significant" equity holder of an entity means a holder of 10% or more of such entity's equity.

         The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director's business and other relationships with the Company to enable the Board to evaluate the Director's independence.

         Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as "independent." This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, the Company.














                                      -B-2-

                                EMCOR GROUP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 10, 2004

         The undersigned hereby appoints Frank T. MacInnis, Sheldon I. Cammaker and Leicle E. Chesser, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the annual meeting of the stockholders of EMCOR Group, Inc. to be held in the Central Park Room, The Drake Swissotel, 440 Park Avenue, New York, New York on Thursday, June 10, 2004 at 10:00 A.M. (local time), and all adjournments thereof.

         PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

         UNLESS OTHERWISE MARKED, THE PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE "FOR" ALL NOMINEES FOR ELECTION AND "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

(Continued and to be signed on the reverse side.)

                                                     EMCOR GROUP, INC.
                                                     P.O. BOX 11343
                                                     NEW YORK, N.Y. 10203-0343

To change your address, please mark this box.  [_]



To include any comments, please mark this box. [_]

                          \/ Detach Proxy Card Here \/




[_]  Sign, Date and Return the                      [X]
     Proxy Card Promptly Using
     the Enclosed Envelope.               Votes must be indicated
                                        (X) in Black or Blue Ink.

     The Board of Directors recommends a vote "FOR" all nominees in item 1 and "FOR" item 2.

     1.   Election of Directors

     FOR all nominees [_]    WITHOLD AUTHORITY to vote    [_]    *EXCEPTIONS [_]
     listed below            for all nominees listed below

     Nominees: F. MacInnis, S. Bershad, D. Brown, L. Bump, A. Fried, R. Hamm,
     M. Yonker (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

     *Exceptions _____________________________________________________________


                                                        FOR    AGAINST  ABSTAIN

     2.   Appointment of Ernst & Young LLP              [_]      [_]      [_]
          as Independent Auditors.


                         In their discretion to vote upon other matters that may
                         properly come before the meeting. Please sign exactly
                         as your name appears to the left.
 _                       When signing as attorney, executor, administrator,
|                        trustee or guardian, please give your full title.
                         If shares are held jointly, each holder should sign.

                           Date   Share Owner sign here     Co-Owner sign here
                        +-------+-----------------------+ +--------------------+
                        |       |                       | |                    |
                        +-------+-----------------------+ +--------------------+
                   _|